EXHIBIT 10.2

EMPLOYEE AGREEMENT AMENDMENT

THIS AGREEMENT (the “Agreement”) is made and entered into on March 20, 2017 by and between Lightwave Logic, Inc., a Nevada corporation (the “Company”), located at 1831 Lefthand Circle, Suite C, Longmont, CO 80501; and James S. Marcelli (“Employee”).

1.

This Agreement amends that certain Employee Agreement dated August 10, 2015, as has been amended from time to time, made and entered into by the parties hereto (the “Employee Agreement”). Capitalized terms herein have the same meaning as used in the Employee Agreement, unless otherwise noted.

2.

Effective May 1, 2017, Paragraph 1.2 of Article 1 is deleted in its entirety and replaced with the following:

1.2. Term. Subject to the provisions for termination as provided in Article 9 of this Employee Agreement, the term of this agreement shall be deemed to have commenced on August 1, 2015 and shall terminate on December 31, 2019. This Employee Agreement may be renewed for successive 12-month terms upon the written agreement of the parties hereto that shall be delivered by each party to the other not less than 60 days prior to the expiration of the existing term.

3.

Effective May 1, 2017, Paragraph 4.1 of Article 4 is deleted in its entirety and replaced with the following:

4.1. Base Compensation.  For all services rendered by Employee under this Employee Agreement, the Company agrees to pay Employee the rate of $250,000 per year ($20,833.33 per month), which shall be payable to Employee not less frequently than monthly, or as is consistent with the Company’s practice for its other employees.

4.

All other provisions of the Employee Agreement remain in full force and effect, other than any provision that conflicts with the terms and spirit of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

LIGHTWAVE LOGIC, INC.:

____________________________	By:	/s/ Thomas E. Zelibor
(Witness signature)		Thomas E. Zelibor, CEO

EMPLOYEE:

____________________________	/s/ James S. Marcelli
(Witness signature)	James S. Marcelli